EXHIBIT 99.1

Energy Efficient LED Lighting Provider Orion Announces FY 2017 Revenue Rose 4% to $70.2M; Plans to Drive Growth; Implementing Cost Reductions to Accelerate Path to Profitability

MANITOWOC, WI. - June 8, 2017 - Orion Energy Systems, Inc. (NASDAQ: OESX), a leading designer and manufacturer of high-performance, energy-efficient LED lighting products, reported results for its fiscal 2017 fourth quarter (Q4’17) and fiscal year ended March 31, 2017. Orion will hold an investor call today at 4:30 p.m. ET (3:30 p.m. CT) to review its results and discuss its plans to drive growth and accelerate its path to profitability. Call details below.

Fiscal 2017 Financial Highlights

•	Revenue rose 4% to $70.2M;

•	Gross margin expanded 110 basis points to 24.7% versus 23.6% in FY 2016;

•	Net loss was $12.3M in FY 2017 compared to $20.1M in FY 2016;

•	Cash and cash equivalents were $17.3M at fiscal 2017 year-end; and

•	Year-end order backlog rose to $7.3M at FY 2017 year-end versus $5.6M in FY 2016 year-end.

	FY 2017	Q4’17	Q3’17	Q2’17	Q1’17	FY 2016	Q4’16	Q3’16	Q2’16	Q1’16
Revenue ($M)	$70.2	$15.3	$20.6	$18.7	$15.6	$67.6	$18.6	$16.8	$15.7	$16.6
Gross Margin	24.7%	6.0%	29.9%	33.4%	25.8%	23.6%	24.9%	28.1%	18.5%	22.7%
Cash & equivalents ($M)	$17.3	$17.3	$19.1	$18.7	$14.2	$15.5	$15.5	$17.5	$13.4	$17.9

Fiscal 2017 Operational Highlights

•
Orion has transitioned its go-to-market strategy from direct sales to an agency driven model, substantially increasing Orion’s market reach. The agent channel delivered 43% of FY 2017 product sales vs. 4% in FY 2016. Orion ended FY 2017 with 42 agents reaching 95% of the U.S. and Canada; it plans to expand to 50 agents, net of turnover, by Q2 of fiscal 2018.

•
During FY 2017, Orion launched its ISON™ Class Gen III LED High Bay lighting fixture, the first and only fixture to break the 200 lumen per watt energy efficiency barrier, along with a variety of new products and features tailored for healthcare, food service, agribusiness, extreme temperature environments and other market segments.

Fiscal 2018 Realignment and Cost Reduction Initiatives

•
Orion recently announced executive management changes and a companywide realignment focused on cost reductions intended to accelerate the Company's path to profitability, while maintaining its existing sales and product growth strategies.

•
Orion expects to trim $3.5 - $4.0 million of annualized costs, or approximately 12-13% versus FY 2017 levels, under its cost reduction plan and will record non-recurring charges related to its cost initiatives totaling $1.5 - $2.0 million, principally in Q1 FY 2018.

•	As part of its cost reduction plan, Orion’s executive team and outside directors are reducing their total annual compensation by approximately 35%, compared to FY 2017 levels.

Fiscal 2018 Outlook
Given recent demand fluctuations in the market for retrofit LED lighting and limited visibility on near-term demand trends, management is not providing specific financial guidance for fiscal 2018 at this time. However, management is providing a directional outlook and goals for 2018 as follows. Orion expects the continued execution of its agent-driven sales strategy should enable it to achieve a revenue growth goal of 10-15% for full year FY 2018.

Further, based on this targeted revenue growth goal and the implementation of its cost reduction initiatives, Orion believes it can reach its goals of achieving a 30% gross profit margin and breakeven on an earnings before interest, taxes, depreciation and amortization (EBITDA) basis, by its fiscal 2018 fourth quarter, before non-recurring items. As noted above, Orion expects to record a non-recurring charge of $1.5 - $2.0 million, principally in Q1 FY 2018, related to its cost cutting initiatives.

Orion cautions investors that these are full fiscal year goals and targets, and that Orion’s quarterly and full fiscal year performance could vary materially from these targets. Orion will revisit its FY 2018 directional outlook and financial goals on each quarterly earnings call and update them as appropriate.

CEO Commentary
Mike Altschaefl, Orion’s Board Chair and newly appointed CEO, commented, “I am excited and proud to assume the executive leadership of Orion at a very exciting time in our industry. We are very confident in our refocused plan to build upon our strong platform of customers, products, personnel, technology and our growing base of agent and distribution relationships at the core of Orion’s growth opportunities. Our sales and product growth strategies are not changing. We are renewing our focus on execution, including a reduction in our cost structure that will accelerate Orion’s path to profitability.

“Investments in ramping our sales activities and on-going R&D to maintain our technology leadership will remain key priorities. We have identified approximately $3.5 - $4.0 million in annualized costs to be eliminated in fiscal 2018, including several initiatives already completed. We expect to have a majority of our plan complete by June 30th and the balance by the end of September. Cost reductions will be shared across all levels of the organization, including total executive and board compensation, which we have reduced by approximately 35%, or $1.5 million, compared to FY 2017 levels.

“Considering the strength of our products, reputation, industry position and the expected benefits of our expanded agent network becoming increasingly productive, we feel confident that topline growth of 10-15% remains a realistic goal for fiscal 2018, although likely weighted toward the second half of the year. Based on this anticipated growth trajectory, combined with the execution of our cost reductions, we believe Orion should be on track to reach our goal of EBITDA breakeven by the fourth quarter of fiscal 2018, before taking into account non-recurring items,“ said Altschaefl.

Fiscal 2017 Review
Orion executed well on multiple fronts during fiscal 2017; however, as previously previewed, full year financial performance did not meet the company’s growth expectations, principally due to an unforeseen industry slowdown in demand in Q4 ‘17.

Revenue: Orion’s FY 2017 revenue grew 4% to $70.2M, driven principally by increasing sales volume of LED fixtures, new product offerings and the shift in sales focus from a direct sales model to an agent model that provides much broader reach into national accounts. These factors more than offset (i) the ongoing intended decline in Orion’s legacy fluorescent business, which contracted by $6.1 million in FY 2017 versus FY 2016; (ii) the year-over-year decline in LED component pricing, which reduced Orion’s average selling prices; and (iii) an unanticipated reduction in demand across the industry early in Q4’17.

LED Revenue: LED product sales rose 16.3% to $53.1 million versus $45.7 million in FY 2016, reflecting increasing customer demand for the enhanced performance and energy efficiency of Orion’s LED lighting products, particularly its high-bay LED fixtures. FY 2017 LED lighting product revenue rose to 81.4% of total lighting product sales, a new record for Orion.

Gross Margin: A more favorable product mix and ongoing manufacturing efficiencies contributed to a 110 basis point expansion in Orion’s gross margin from 23.6% in FY 2016 to 24.7% in FY 2017. Orion’s FY 2017 gross margin included the anticipated impact of $2.2 million of non-cash charges to cost of product sales during the fourth quarter. These charges reflected an increase in inventory reserves of $1.7 million and the write-off of $0.5 million of supplies inventory. The increase in inventory reserves reflected the growing customer preference for higher performing LED lighting technologies, which has slowed demand for lower-priced earlier generation lighting solutions, particularly in the retrofit market that is Orion’s focus.

Net Loss: Orion’s FY 2017 net loss was $12.3 million, or $0.44 per basic share, compared to $20.1 million, or $0.73 per basic share, in FY 2016. Orion’s FY 2017 results included a $0.3 million impairment charge related to an intangible asset, and FY 2016 included a $6.0 million impairment charge related to goodwill and long lived assets. The reduced FY 2017 net loss reflects revenue and gross margin improvements and a reduction in general and administrative expense, offset by controlled increases in selling, marketing and R&D expenses.

Operating Cash Flow: Orion used $1.9 million in cash from operating activities in FY 2017, with net loss adjusted for non-cash items, partially offset by improvements in receivables, inventory and other assets.

Balance Sheet: Orion had $17.3 million in cash and cash equivalents and $6.8 million in long-term borrowings at the close of fiscal 2017. Net working capital was $25.5 million as of March 31, 2017, and shareholder equity was $35.5 million, or $1.26 per diluted share (shareholder’s equity divided by 28.2 million weighted-average common shares outstanding, adjusted for share equivalents outstanding, at March 31, 2017)

Conference Call Details:

Date / Time:	Today, Thursday, June 8, 2017 at 4:30 p.m. ET (3:30 p.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events.cfm

Audio Replay:	(855) 859-2056, conference ID: 34661718 (available shortly after the call through 06/15/2017)

About Orion Energy Systems
Orion is a leading designer and producer of energy efficient lighting and retrofit lighting solutions for commercial and industrial buildings. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and intelligent controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Safe Harbor Statement
Certain matters discussed in this press release, including under “Fiscal 2018 Realignment and Cost Reduction Initiatives”, “Fiscal 2018 Outlook,”, and “CEO Commentary” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin and EBITDA objectives in fiscal 2018 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, including the ongoing litigation initiated against us by our former chief executive officer; (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of the Company's Web site.

Investor Relations Contacts:

Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst Global
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2017	2016	2017	2016
Product revenue	$13,938	$18,025	$66,224	$64,897
Service revenue	1,352	551	3,987	2,745
Total revenue	15,290	18,576	70,211	67,642
Cost of product revenue	12,882	13,642	49,630	49,630
Cost of service revenue	1,496	315	3,244	2,015
Total cost of revenue	14,378	13,957	52,874	51,645
Gross profit	912	4,619	17,337	15,997
Operating expenses:
General and administrative	3,737	5,751	14,777	16,884
Impairment of assets	250	6,023	250	6,023
Sales and marketing	3,666	3,231	12,833	11,343
Research and development	511	424	2,004	1,668
Total operating expenses	8,164	15,429	29,864	35,918
Loss from operations	(7,252)	(10,810)	(12,527)	(19,921)
Other income (expense):
Other income	25	—	215	—
Interest expense	(70)	(74)	(273)	(297)
Interest income	5	21	36	128
Total other income (expense)	(40)	(53)	(22)	(169)
Loss before income tax	(7,292)	(10,863)	(12,549)	(20,090)
Income tax expense (benefit)	0	8	(261)	36
Net loss	$(7,292)	$(10,871)	$(12,288)	$(20,126)
Basic net loss per share attributable to common shareholders	$(0.26)	$(0.39)	$(0.44)	$(0.73)
Weighted-average common shares outstanding	28,309,690	27,758,859	28,156,382	27,627,693
Diluted net loss per share	$(0.26)	$(0.39)	$(0.44)	$(0.73)
Weighted-average common shares and share equivalents outstanding	28,309,690	27,758,859	28,156,382	27,627,693

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	As Of
	March 31,	March 31,
	2017	2016
Assets
Cash and cash equivalents	$17,307	$15,542
Accounts receivable, net	9,171	10,889
Inventories, net	13,593	17,024
Deferred contract costs	935	37
Prepaid expenses and other current assets	2,877	5,038
Total current assets	43,883	48,530
Property and equipment, net	13,786	17,004
Other intangible assets, net	4,207	5,048
Long-term accounts receivable	5	108
Other long-term assets	170	185
Total assets	$62,051	$70,875
Liabilities and Shareholders’ Equity
Accounts payable	$11,635	$11,716
Accrued expenses and other	5,988	6,586
Deferred revenue, current	621	243
Current maturities of long-term debt and capital leases	152	746
Total current liabilities	18,396	19,291
Revolving credit facility	6,629	3,719
Long-term debt and capital leases, less current maturities	190	302
Deferred revenue, long-term	944	1,022
Other long-term liabilities	442	558
Total liabilities	26,601	24,892
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at March 31, 2017 and March 31, 2016; no shares issued and outstanding at March 31, 2017 and March 31, 2016	—	—
Common stock, no par value: Shares authorized: 200,000,000 at March 31, 2017 and March 31, 2016; shares issued: 37,747,227 at March 31, 2017 and 37,192,559 at March 31, 2016; shares outstanding: 28,317,490 at March 31, 2017 and 27,767,138 at March 31, 2016	—	—
Additional paid-in capital	153,901	152,140
Treasury stock, common shares: 9,429,737 at March 31, 2017 and 9,425,421 at March 31, 2016	(36,081)	(36,075)
Shareholder notes receivable	(4)	(4)
Retained deficit	(82,366)	(70,078)
Total shareholders’ equity	35,450	45,983
Total liabilities and shareholders’ equity	$62,051	$70,875

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amount in thousands)

	Fiscal Year Ended March 31,
	2017	2016
Operating activities
Net income loss	$(12,288)	$(20,126)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,451	2,950
Amortization	881	1,215
Stock-based compensation	1,605	1,462
Impairment on assets	250	6,023
Loss (gain) on sale of property and equipment	1	40
Provision for inventory reserves	2,212	509
Provision for bad debts	132	575
Other	177	258
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	1,687	7,116
Inventories	1,220	(3,249)
Deferred contract costs	(899)	137
Prepaid expenses and other assets	2,084	(2,645)
Accounts payable	(81)	713
Accrued expenses and other	(635)	1,803
Deferred revenue, current and long-term	300	(254)
Net cash provided by (used in) operating activities	(1,903)	(3,473)
Investing activities
Purchase of property and equipment	(660)	(401)
Additions to patents and licenses	(291)	(6)
Proceeds from sales of property, plant and equipment	2,600	35
Net cash provided by (used in) investing activities	1,649	(372)
Financing activities
Payment of long-term debt and capital leases	(880)	(1,901)
Proceeds from revolving credit facility	87,935	65,767
Payment of revolving credit facility	(85,025)	(64,549)
Proceeds from issuance of common stock, net of issuance costs	—	(2)
Payments to settle employee tax withholdings on stock-based compensation	(19)	(34)
Net proceeds from employee equity exercises	8	104
Net cash provided by (used in) financing activities	2,019	(615)
Net increase (decrease) in cash and cash equivalents	1,765	(4,460)
Cash and cash equivalents at beginning of period	15,542	20,002
Cash and cash equivalents at end of period	$17,307	$15,542